                                                                     Exhibit 2.1

                                                                  EXECUTION COPY






                       AGREEMENT AND PLAN OF CONSOLIDATION

                                 by and between

                               M. A. HANNA COMPANY


                                       and

                                THE GEON COMPANY

                             Dated as of May 7, 2000

                                TABLE OF CONTENTS

Article 1. THE CONSOLIDATION.....................................................................................1
      Section 1.1.The Consolidation..............................................................................1
      Section 1.2.Closing........................................................................................1
      Section 1.3.Effective Time.................................................................................2
      Section 1.4.Effects of the Consolidation...................................................................2
      Section 1.5.Articles of Incorporation and Regulations......................................................2
      Section 1.6.Statutory Agent................................................................................2
Article 2. EFFECT OF THE CONSOLIDATION ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
CERTIFICATES.....................................................................................................2
      Section 2.1.Effect on Capital Stock........................................................................2
             (a)  Cancellation of Certain Stock..................................................................2
             (b)  Conversion of Hanna Common Stock...............................................................3
             (c)  Conversion of Geon Common Stock................................................................3
             (d)  Conversion of Treasury Stock...................................................................3
      Section 2.2.Exchange of Certificates.......................................................................4
             (a)  Exchange Agent.................................................................................4
             (b)  Exchange Procedures............................................................................4
             (c)  Distributions with Respect to Unexchanged Shares...............................................4
             (d)  No Further Ownership Rights....................................................................5
             (e)  No Fractional Shares...........................................................................5
             (f)  Termination of Exchange Fund...................................................................6
             (g)  No Liability...................................................................................6
             (h)  Investment of Exchange Fund....................................................................6
             (i)  Lost Certificates..............................................................................6
      Section 2.3.Certain Adjustments............................................................................6
      Section 2.4.Further Assurances.............................................................................6
      Section 2.5.Appraisal Rights...............................................................................7
Article 3. REPRESENTATIONS AND WARRANTIES........................................................................7
      Section 3.1.Representations and Warranties of Geon.........................................................7
             (a)  Organization, Standing and Corporate Power.....................................................7
             (b)  Subsidiaries...................................................................................7
             (c)  Capital Structure..............................................................................7
             (d)  Authority; Noncontravention....................................................................8
             (e)  Reports; Undisclosed Liabilities...............................................................9
             (f)  Information Supplied..........................................................................10
             (g)  Absence of Certain Changes or Events..........................................................10
             (h)  Compliance with Applicable Laws; Litigation...................................................10
             (i)  Absence of Changes in Benefit Plans...........................................................11
             (j)  ERISA Compliance..............................................................................11
             (k)  Taxes.........................................................................................13
             (l)  Certain Contracts.............................................................................14
             (m)  Environmental Matters.........................................................................14
             (n)  Intellectual Property.........................................................................15
             (o)  Products Liability Claims.....................................................................15
             (p)  Voting Requirements...........................................................................16
             (q)  State Takeover Statutes.......................................................................16
             (r)  Rights Agreement..............................................................................16
             (s)  Ownership of Hanna Capital Stock..............................................................16
             (t)  Opinion of Financial Advisor..................................................................16

                                       i
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
             (u)  Brokers.......................................................................................16
      Section 3.2.Representations and Warranties of Hanna.......................................................17
             (a)  Organization, Standing and Corporate Power....................................................17
             (b)  Subsidiaries..................................................................................17
             (c)  Capital Structure.............................................................................17
             (d)  Authority; Noncontravention...................................................................18
             (e)  Reports; Undisclosed Liabilities..............................................................19
             (f)  Information Supplied..........................................................................19
             (g)  Absence of Certain Changes or Events..........................................................20
             (h)  Compliance with Applicable Laws; Litigation...................................................20
             (i)  Absence of Changes in Benefit Plans...........................................................20
             (j)  ERISA Compliance..............................................................................21
             (k)  Taxes.........................................................................................22
             (l)  Certain Contracts.............................................................................23
             (m)  Environmental Matters.........................................................................24
             (n)  Intellectual Property.........................................................................24
             (o)  Products Liability Claims.....................................................................24
             (p)  Voting Requirements...........................................................................24
             (q)  State Takeover Statutes.......................................................................25
             (r)  Rights Agreement..............................................................................25
             (s)  Ownership of Geon Capital Stock...............................................................25
             (t)  Opinion of Financial Advisor..................................................................25
             (u)  Brokers.......................................................................................25
Article 4. COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................26
      Section 4.1.Conduct of Business...........................................................................26
             (a)  Conduct of Business by Geon...................................................................26
             (b)  Conduct of Business by Hanna..................................................................28
             (c)  Coordination of Dividends.....................................................................30
             (d)  Other Actions.................................................................................30
             (e)  Advice of Changes.............................................................................30
             (f)  Control of Other Party's Business.............................................................31
      Section 4.2.  No Solicitation by Geon.....................................................................31
      Section 4.3.  No Solicitation by Hanna....................................................................33
      Section 4.4.  Rights Agreements.  The Geon................................................................34
Article 5. ADDITIONAL AGREEMENTS................................................................................35
      Section 5.1.  Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings............35
      Section 5.2.  Letters of Geon's Accountants...............................................................36
      Section 5.3.  Letters of Hanna's Accountants..............................................................36
      Section 5.4.  Access to Information; Confidentiality......................................................36
      Section 5.5.  Reasonable Best Efforts; Cooperation........................................................37
      Section 5.6.  Stock Options, Restricted Stock and Employment Agreements...................................39
      Section 5.7.  Indemnification.............................................................................40
      Section 5.8.  Fees and Expenses...........................................................................41
      Section 5.9.  Public Announcements........................................................................43
      Section 5.10. Affiliates..................................................................................43
      Section 5.11. NYSE Listing................................................................................43
      Section 5.12. Stockholder Litigation......................................................................43
      Section 5.13. Tax Treatment...............................................................................43
      Section 5.14. Standstill Agreements; Confidentiality Agreements...........................................44
      Section 5.15. Employee Benefit Plans; Employment Agreements...............................................44

                                       ii
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
      Section 5.16.  Resulting Corporation Corporate Office.....................................................45
      Section 5.17.  Post-Consolidation Board of Directors and Officers.........................................45
      Section 5.18.  Section 16(b)..............................................................................45
      Section 5.19.  Consolidation Corp.........................................................................45
Article 6. CONDITIONS PRECEDENT.................................................................................46
      Section 6.1.   Conditions to Each Party's Obligation to Effect the Consolidation..........................46
             (a)  Stockholder Approvals.........................................................................46
             (b)  Governmental and Regulatory Approvals.........................................................46
             (c)  No Injunctions or Restraints..................................................................46
             (d)  Form S-4......................................................................................46
             (e)  NYSE Listing..................................................................................46
             (f)  HSR Act.......................................................................................46
             (g)  Consolidation Corp............................................................................46
      Section 6.2.   Conditions to Obligations of Hanna.........................................................46
             (a)  Representations and Warranties................................................................46
             (b)  Performance of Obligations of Geon............................................................47
             (c)  Tax Opinion...................................................................................47
             (d)  No Material Adverse Change....................................................................47
      Section 6.3.   Conditions to Obligations of Geon..........................................................47
             (a)  Representations and Warranties................................................................47
             (b)  Performance of Obligations of Hanna...........................................................47
             (c)  Tax Opinion...................................................................................47
             (d)  No Material Adverse Change....................................................................48
      Section 6.4.   Frustration of Closing Conditions..........................................................48
Article 7. TERMINATION, AMENDMENT AND WAIVER....................................................................48
      Section 7.1.   Termination................................................................................48
      Section 7.2.   Effect of Termination......................................................................49
      Section 7.3.   Amendment..................................................................................49
      Section 7.4.   Extension; Waiver..........................................................................50
      Section 7.5.   Procedure for Termination, Amendment, Extension or Waiver..................................50
Article 8. GENERAL PROVISIONS...................................................................................50
      Section 8.1.   Nonsurvival of Representations and Warranties..............................................50
      Section 8.2.   Notices....................................................................................50
      Section 8.3.   Definitions.  For purposes of this Agreement:..............................................51
      Section 8.4.   Interpretation.............................................................................52
      Section 8.5.   Counterparts...............................................................................52
      Section 8.6.   Entire Agreement: No Third-Party Beneficiaries.............................................52
      Section 8.7.   Governing Law..............................................................................52
      Section 8.8.   Assignment.................................................................................52
      Section 8.9.   Consent to Jurisdiction....................................................................52
      Section 8.10.  Headings...................................................................................53
      Section 8.11.  Severability...............................................................................53

Geon Disclosure Schedules
Schedule 3.1(c)                  Summary of Outstanding Options and Awards
Schedule 3.1(c)(iv)              Stock Plans
Schedule 3.1(d)                  Authority, Noncontravention
Schedule 3.1(i)                  Changes in Benefit Plans
Schedule 3.1(j)                  ERISA Compliance
Schedule 3.1(l)                  Non Competition Undertakings
Schedule 3.1(l)                  Agreements in Excess of $100 Million

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Schedule 3.1(m)                  Environmental

Hanna Disclosure Schedules
Schedule 3.2(c)                  Summary of Outstanding Options and Awards
Schedule 3.2(c)(iv)              Stock Plans
Schedule 3.2(d)                  Authority; Noncontravention
Schedule 3.2(l)                  Certain Contracts
Schedule 4.1(b)                  Conduct of Business

                                       iv
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                             TABLE OF DEFINED TERMS

TERM SECTION
Adjusted Option.....................................................................................5.6(a)
Adjustment Event.......................................................................................2.3
Affiliate...........................................................................................8.3(a)
Antitrust Law.......................................................................................5.5(f)
Certificates........................................................................................2.2(b)
Cleanup.........................................................................................3.1(m)(iv)
Closing................................................................................................1.2
Closing Date...........................................................................................1.2
Code..............................................................................................Recitals
Confidentiality Agreement..............................................................................5.4
Consolidation.....................................................................................Recitals
Consolidation Consideration.........................................................................2.1(c)
Consolidation Corp................................................................................Recitals
Control.............................................................................................8.3(a)
Delaware Certificate of Consolidation..................................................................1.3
DGCL...................................................................................................1.1
Effective Time.........................................................................................1.3
Environmental Claim..............................................................................3.1(m)(v)
Environmental Laws..............................................................................3.1(m)(vi)
ERISA............................................................................................3.1(j)(i)
ERISA Affiliate................................................................................3.1(j)(iii)
Exchange Act........................................................................................3.1(d)
Exchange Agent......................................................................................2.2(a)
Exchange Fund.......................................................................................2.2(a)
Foreign Antitrust Laws..............................................................................3.1(d)
Form S-4.........................................................................................3.1(f)(i)
Geon..............................................................................................Recitals
Geon Acquisition Agreement..........................................................................4.2(b)
Geon Adjusted Option................................................................................5.6(a)
Geon Authorized Preferred Stock.....................................................................3.1(c)
Geon Award..........................................................................................3.1(c)
Geon Benefit Plans..................................................................................3.1(i)
Geon Common Stock.................................................................................Recitals
Geon Consolidation Consideration....................................................................2.1(c)
Geon Disclosure Schedule...............................................................................3.1
Geon Employee Stock Options.........................................................................3.1(c)
Geon Exchange Ratio.................................................................................2.1(c)
Geon Filed SEC Documents...............................................................................3.1
Geon Intellectual Property..........................................................................3.1(n)
Geon Measurement Date...............................................................................3.1(c)
Geon Permits........................................................................................3.1(h)
Geon Rights Agreement...............................................................................3.1(r)
Geon SEC Documents..................................................................................3.1(e)
Geon Stock Plans....................................................................................3.1(c)
Geon Stockholder Approval..........................................................................3.1(p)
Geon Stockholders Meeting...........................................................................5.1(b)
Geon Superior Proposal..............................................................................4.2(b)
Geon Takeover Proposal..............................................................................4.2(a)

                                       v

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
Geon Termination Fee................................................................................5.8(b)
Governmental Entity.................................................................................3.1(d)
Hanna.............................................................................................Recitals
Hanna Acquisition Agreement.........................................................................4.3(b)
Hanna Adjusted Option...............................................................................5.6(a)
Hanna Authorized Preferred Stock....................................................................3.2(c)
Hanna Award.........................................................................................3.2(c)
Hanna Benefit Plans.................................................................................3.2(i)
Hanna Common Stock................................................................................Recitals
Hanna Consolidation Consideration...................................................................2.1(b)
Hanna Disclosure Schedule..............................................................................3.2
Hanna Employee Stock Options........................................................................3.2(c)
Hanna Exchange Ratio................................................................................2.1(b)
Hanna Filed SEC Documents..............................................................................3.2
Hanna Intellectual Property.........................................................................3.2(n)
Hanna Measurement Date..............................................................................3.2(c)
Hanna Permits.......................................................................................3.2(h)
Hanna Rights Agreement..............................................................................3.2(r)
Hanna SEC Documents.................................................................................3.2(e)
Hanna Stock Plans...................................................................................3.2(c)
Hanna Stockholder Approval..........................................................................3.2(p)
Hanna Stockholder Meeting...........................................................................5.1(c)
Hanna Superior Proposal.............................................................................4.3(b)
Hanna Takeover Proposal.............................................................................4.3(a)
Hanna Termination Fee...............................................................................5.8(c)
Hazardous Materials............................................................................3.1(m)(vii)
HSR Act.............................................................................................3.1(d)
Indemnified Liabilities.............................................................................5.7(a)
Indemnified Party(ies)..............................................................................5.7(a)
IRS.............................................................................................3.1(j)(ii)
Joint Proxy Statement...............................................................................3.1(d)
Knowledge...........................................................................................8.3(b)
Liens...............................................................................................3.1(b)
Material Adverse Change.............................................................................8.3(c)
Material Adverse Effect.............................................................................8.3(c)
Material Contract...................................................................................8.3(d)
Material(ly)........................................................................................8.3(c)
NYSE............................................................................................2.2(e)(ii)
OGCL...................................................................................................1.1
Ohio Certificate of Consolidation......................................................................1.3
Out-of-Pocket Expenses..............................................................................5.8(d)
Person..............................................................................................8.3(e)
Release.......................................................................................3.1(m)(viii)
Restraints..........................................................................................6.1(c)
Resulting Corporation..................................................................................1.1
Resulting Corporation Shares........................................................................2.1(b)
SEC.................................................................................................3.1(b)
Securities Act......................................................................................3.1(d)
Settlement..........................................................................................5.5(g)
Subsidiary..........................................................................................8.3(f)
Takeover Statute....................................................................................3.1(q)

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
Tax Certificates....................................................................................5.5(c)
Taxes............................................................................................3.1(k)(v)

                       AGREEMENT AND PLAN OF CONSOLIDATION

                  AGREEMENT AND PLAN OF CONSOLIDATION (this "Agreement"), dated as of May 7, 2000, by and between M. A. Hanna Company, a Delaware corporation ("Hanna"), and The Geon Company, a Delaware corporation ("Geon").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of Hanna and Geon have approved the consolidation of Hanna, Geon and a corporation to be formed under the laws of the State of Ohio ("Consolidation Corp."), upon the terms and subject to the conditions set forth in this Agreement (the "Consolidation"), whereby (i) each issued and outstanding share of common stock, par value $1.00 per share, of Hanna ("Hanna Common Stock"), other than any shares of Hanna Common Stock owned by Geon or any direct or indirect subsidiary of Hanna or Geon, will be converted into the right to receive the Hanna Consolidation Consideration, (ii) each issued and outstanding share of common stock, par value $0.10 per share, of Geon ("Geon Common Stock"), other than any shares of Geon Common Stock owned by Hanna or any direct or indirect subsidiary of Hanna or Geon, will be converted into the right to receive the Geon Consolidation Consideration and (iii) each issued and outstanding common share of Consolidation Corp. will be canceled;

                  WHEREAS, the respective Boards of Directors of Geon and Hanna have each determined that the Consolidation and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals; and

                  WHEREAS, for federal income tax purposes, it is intended that the Consolidation qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1.

                                THE CONSOLIDATION

                  Section 1.1. THE CONSOLIDATION. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and Ohio General Corporation Law (the "OGCL"), Hanna, Geon and Consolidation Corp. will consolidate into a new Ohio corporation (the "Resulting Corporation") at the Effective Time and the separate corporate existence of Hanna, Geon and Consolidation Corp. will thereupon cease.

                  Section 1.2. CLOSING. The closing of the Consolidation (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in
Article 6, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 or such other location as the parties hereto shall agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a Certificate of Consolidation (the "Delaware Certificate of Consolidation") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, (ii) file a Certificate of Consolidation (the "Ohio Certificate of Consolidation") in such form as is required by and executed in accordance with the relevant provisions of the OGCL and (iii) make all other filings or recordings required under the DGCL and OGCL. The Consolidation will become effective at the latest to occur of (i) such time as the Delaware Certificate of Consolidation is duly filed with the Secretary of State of the State of Delaware, (ii) such time as the Ohio Certificate of Consolidation is duly filed with the Secretary of State of the State of Ohio or (iii) at such subsequent date or time as Geon and Hanna agree and specify in the Delaware Certificate of Consolidation and the Ohio Certificate of Consolidation (the date and time the Consolidation becomes effective being the "Effective Time").

     Section 1.4. EFFECTS OF THE CONSOLIDATION. The Consolidation will have the effects set forth in the DGCL and OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Geon, Hanna and Consolidation Corp. will vest in the Resulting Corporation, and all debts, liabilities and duties of Geon, Hanna and Consolidation Corp. will become the debts, liabilities and duties of the Resulting Corporation.

     Section 1.5. ARTICLES OF INCORPORATION AND REGULATIONS. The articles of incorporation of the Resulting Corporation will be in substantially the form set forth as Exhibit A attached hereto, until thereafter further changed or amended as provided therein or by applicable law. The regulations of the Resulting Corporation will be in substantially the form set forth as Exhibit B attached hereto, until thereafter further changed or amended as provided by the certificate of incorporation, the regulations or applicable law.

     Section 1.6. STATUTORY AGENT. The statutory agent upon whom any process, notice or demand against Hanna, Geon, Consolidation Corp. or the Resulting Corporation may be served will be the statutory agent set forth in articles of incorporation attached hereto as Exhibit A.

                                   ARTICLE 2.

                EFFECT OF THE CONSOLIDATION ON THE CAPITAL STOCK

                        OF THE CONSTITUENT CORPORATIONS;

                            EXCHANGE OF CERTIFICATES

     Section 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Consolidation and without any action on the part of the holder of any shares of capital stock of Hanna, Geon or Consolidation Corp.:

     (a) CANCELLATION OF CERTAIN STOCK. Each share of Hanna Common Stock that is owned by Geon or any direct or indirect subsidiary of Hanna or Geon (other than shares of

Hanna Common Stock acquired by employee benefit trust funds in the ordinary course and any shares of Hanna Common Stock held in trust accounts, managed accounts or in any similar trustee or fiduciary capacity) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Each share of Geon Common Stock that is owned by Hanna or any direct or indirect subsidiary of Hanna or Geon (other than shares of Geon Common Stock acquired by employee benefit trust funds in the ordinary course and any shares of Geon Common Stock held in trust accounts, managed accounts or in any similar trustee or fiduciary capacity) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Each common share of Consolidation Corp. will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     (b) CONVERSION OF HANNA COMMON STOCK. Subject to Section 2.2(e), each issued and outstanding share of Hanna Common Stock (other than shares to be canceled in accordance with Section 2.1(a) or converted in accordance with
Section 2.1(d)) will be converted into the right to receive one (the "Hanna Exchange Ratio") fully paid and nonassessable common share ("Resulting Corporation Shares") of the Resulting Corporation (the "Hanna Consolidation Consideration"). As of the Effective Time, all such shares of Hanna Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of Hanna Common Stock will cease to have any rights with respect thereto, except the right to receive the Hanna Consolidation Consideration and any cash in lieu of fractional Resulting Corporation Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.2, without interest.

     (c) CONVERSION OF GEON COMMON STOCK. Subject to Section 2.2(e), each issued and outstanding share of Geon Common Stock (other than shares to be canceled in accordance with Section 2.1(a) or converted in accordance with Section 2.1(d)) will be converted into the right to receive two (the "Geon Exchange Ratio") fully paid and nonassessable Resulting Corporation Shares (the "Geon Consolidation Consideration," and together with the Hanna Consolidation Consideration, the "Consolidation Consideration"). As of the Effective Time, all such shares of Geon Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of Geon Common Stock will cease to have any rights with respect thereto, except the right to receive the Geon Consolidation Consideration and any cash in lieu of fractional Resulting Corporation Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

     (d) CONVERSION OF TREASURY STOCK. Subject to the last sentence of this
Section 2.1(d), each share of Hanna Common Stock held in the treasury of Hanna will be converted into one fully paid and nonassessable Resulting Corporation Share and each share of Geon Common Stock held in the treasury of Geon will be converted into two Resulting Corporation Shares. As of the Effective Time, all such shares of Hanna Common Stock and Geon Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist. No fractional Resulting Corporation Shares will be issued upon conversion of such treasury stock and any such fractional interests will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     Section 2.2. EXCHANGE OF CERTIFICATES.

     (a) EXCHANGE AGENT. First Chicago Trust Company of New York or such other national bank or trust company as shall be designated by Geon and Hanna prior to the Effective Time (the "Exchange Agent"), will act as agent of the Resulting Corporation for purposes of, among other things, mailing and receiving transmittal letters and distributing certificates for Resulting Corporation Shares, and cash in lieu of fractional Resulting Corporation Shares, to Hanna stockholders and Geon stockholders. As of the Effective Time, the Resulting Corporation shall enter into an agreement with the Exchange Agent that will provide that the Resulting Corporation shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Hanna Common Stock and Geon Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing Resulting Corporation Shares (such Resulting Corporation Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional Resulting Corporation Shares being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.1 in exchange for outstanding shares of Hanna Common Stock and Geon Common Stock.

     (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Hanna Common Stock or Geon Common Stock (the "Certificates") whose shares were converted into the right to receive the Consolidation Consideration pursuant to Section 2.1(b) or (c), (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Geon and Hanna may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Consolidation Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole Resulting Corporation Shares that such holder has the right to receive pursuant to the provisions of this Article 2, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional Resulting Corporation Share in accordance with Section 2.2(e), and the Certificate so surrendered will be canceled. A certificate representing the proper number of Resulting Corporation Shares may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of Resulting Corporation Shares to a person other than the registered holder of such Certificate or establishes to the satisfaction of the Resulting Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Consolidation Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional Resulting Corporation Share in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 2.

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Resulting Corporation Shares with a record date after the

Effective Time will be paid to the holder of any unsurrendered Certificate with respect to Resulting Corporation Shares represented thereby, and, in the case of Certificates, no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional Resulting Corporation Shares will be paid by the Resulting Corporation to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there will be paid to the holder of the certificate representing whole Resulting Corporation Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Resulting Corporation Shares and, in the case of Certificates, the amount of any cash payable in lieu of a fractional Resulting Corporation Share to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Resulting Corporation Shares.

          (d) NO FURTHER OWNERSHIP RIGHTS. All Resulting Corporation Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.2(e)) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Hanna Common Stock or Geon Common Stock theretofore represented by such Certificates, subject, however, to Geon's or Hanna's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Hanna or Geon on such shares of Hanna Common Stock or Geon Common Stock which remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Resulting Corporation of the shares of Hanna Common Stock or Geon Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Resulting Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

          (e) NO FRACTIONAL SHARES.

          (i) No certificates or scrip representing fractional Resulting Corporation Shares will be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Resulting Corporation will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Resulting Corporation.

          (ii) Each holder of Hanna Common Stock or Geon Common Stock entitled to receive a fractional Resulting Corporation Share will receive in lieu thereof an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Hanna Common Stock or Geon Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a Resulting Corporation Share as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the first day Resulting Corporation Shares trade after the Effective Time.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(c).

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time will be delivered to the Resulting Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 will thereafter look only to the Resulting Corporation for payment of their claim for Consolidation Consideration, any dividends or distributions with respect to Resulting Corporation Shares and any cash in lieu of fractional Resulting Corporation Shares.

          (g) NO LIABILITY. Neither the Resulting Corporation nor the Exchange Agent will be liable to any person in respect of any Resulting Corporation Shares, any dividends or distributions with respect thereto, any cash in lieu of fractional Resulting Corporation Shares or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Resulting Corporation, on a daily basis. Any interest and other income resulting from such investments will be paid to the Resulting Corporation.

          (i) LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Resulting Corporation, the posting by such person of a bond in such reasonable amount as the Resulting Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Consolidation Consideration and, if applicable, any dividends and distributions on shares of Geon Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

          Section 2.3. CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Effective Time the outstanding shares of Geon Common Stock or Hanna Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event occurs (any such action, an "Adjustment Event"), the Geon Exchange Ratio or Hanna Exchange Ratio, as the case may be, will be adjusted accordingly to provide to the holders of Geon Common Stock or Hanna Common Stock, as the case may be, the same economic effect and percentage ownership of Resulting Corporation Shares as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

          Section 2.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Resulting Corporation will be authorized to execute and deliver, in the name and on behalf of Hanna, Geon and Consolidation Corp., any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Hanna, Geon and Consolidation Corp., any other actions and things to vest, perfect or confirm of record or otherwise in the Resulting Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Resulting Corporation as a result of, or in connection with, the Consolidation.

          Section 2.5. APPRAISAL RIGHTS. In accordance with Section 262 of the DGCL, no appraisal rights are available to the holders of shares of Hanna Common Stock or Geon Common Stock in connection with the Consolidation.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

          Section 3.1. REPRESENTATIONS AND WARRANTIES OF GEON. Except as disclosed in the Geon SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Geon Filed SEC Documents") or as set forth on the appropriate section of the Disclosure Schedule delivered by Geon to Hanna prior to the execution of this Agreement (the "Geon Disclosure Schedule"), Geon hereby represents and warrants to Hanna as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Geon and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Geon. Each of Geon and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Geon. Geon has made available to Hanna prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

          (b) SUBSIDIARIES. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")) of Geon
(i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Geon, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses
(ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Geon.

          (c) CAPITAL STRUCTURE. The authorized capital stock of Geon consists of (i) 100,000,000 shares of Geon Common Stock and (ii) 10,000,000 shares of preferred stock, without par value ("Geon Authorized Preferred Stock"). At the close of business on May 5, 2000 (the "Geon Measurement Date"): (i) 24,332,625 shares of Geon Common Stock were issued and outstanding; (ii) 3.642,823 shares of Geon Common Stock were held by Geon in its treasury; (iii) no shares of Geon Authorized Preferred Stock were issued or outstanding; and (iv) 4,925,956 shares of Geon Common Stock were reserved for issuance pursuant to the plans as set forth in Section 3.1(c)(iv) of the Geon Disclosure Schedule (collectively, the "Geon Stock Plans"), of which 4,208,856 shares are subject to outstanding employee stock options or other rights to purchase or receive Geon Common Stock granted under the Geon Stock Plans (collectively, the "Geon Employee Stock Options"). All outstanding shares of capital stock of Geon are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.1(c),
(ii) for changes since the Geon Measurement Date resulting from the issuance of shares of Geon Common Stock pursuant to the Geon Employee Stock Options, (iii) for outstanding rights issued pursuant to the Geon Rights Agreement, and (iv) as permitted by Section 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Geon, (B) any securities of Geon convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Geon or (C) any warrants, calls, options or other rights to acquire from Geon or any Geon subsidiary, and no obligation of Geon or any Geon subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Geon and (y) there are no outstanding obligations of Geon or any Geon subsidiary to repurchase, redeem or otherwise acquire any such securities or, other than agreements entered into with respect to the Geon Stock Plans in effect as of the close of business on the Geon Measurement Date, to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Section 3.1(c) of the Geon Disclosure Schedule provides a summary of the number of Geon Employee Stock Options and each award (including restricted stock, deferred stock and performance shares) outstanding under the Geon Stock Plans (each, a "Geon Award") as of the close of business on the Geon Measurement Date. Neither Geon nor any Geon subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of Geon or any Geon subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Geon subsidiary, (B) warrants, calls, options or other rights to acquire from Geon or any Geon subsidiary, and no obligation of Geon or any Geon subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Geon subsidiary or (C) obligations of Geon or any Geon subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Geon subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

         (d) AUTHORITY; NONCONTRAVENTION. Geon has all requisite corporate power and authority to enter into this Agreement and, subject to the Geon Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Geon and the consummation by Geon of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Geon, subject to the Geon Stockholder Approval. This Agreement has been duly executed and delivered by Geon and, assuming the due authorization, execution and delivery by Hanna, constitutes a legal, valid and binding obligation of Geon, enforceable against Geon in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Geon or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Geon or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Geon or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Geon or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on Geon. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by Geon or any of its subsidiaries in connection with the execution and delivery of this Agreement by Geon or the consummation by Geon of the transactions contemplated hereby, except for: (1) the filing with the SEC of
(A) a proxy statement relating to the Geon Stockholders Meeting (such proxy statement, together with the proxy statement relating to the Hanna Stockholders Meeting, in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing with and declaration of the effectiveness by the SEC of the Form S-4, (3) the filing of the Delaware Certificate of Consolidation with the Secretary of State of the State of Delaware and the Ohio Certificate of Consolidation with the Secretary of State of Ohio and appropriate documents with the relevant authorities of other states in which Geon is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit Resulting Corporation Shares that are to be issued in the Consolidation and under the Hanna Stock Plans and Geon Stock Plans to be listed on the NYSE; (5) the filing of a premerger notification and report form by Geon under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); (6) such filings, consents, approvals, orders or authorizations required to be made or obtained pursuant to the laws of any non-U.S. jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws"); (7) the filing with the Pension Benefit Guaranty Corporation of any notice required under Section 4043 of ERISA; and (8) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on Geon.

          (e) REPORTS; UNDISCLOSED LIABILITIES. Geon has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1997 (the "Geon SEC Documents"). As of their respective dates, the Geon SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Geon SEC Documents, and none of the Geon SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Geon SEC Document has been revised or superseded by a later filed Geon Filed SEC Document, none of the Geon SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Geon included in the Geon SEC

Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Geon and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of Geon and its consolidated subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except
(A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in the ordinary course of business consistent with past practice or (C) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Geon nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Geon.

          (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Geon specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of Resulting Corporation Shares in the Consolidation (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Geon's stockholders or at the time of the Geon Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Geon with respect to statements made or incorporated by reference therein based on information supplied by Hanna specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

          (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999, Geon and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Geon Filed SEC Document, and there has not been, (1) any material adverse effect on Geon or (2) any action taken that if taken after the date of this Agreement would be or result in a violation of Section 4.1(a).

          (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Geon, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Geon and its subsidiaries (collectively, the "Geon Permits"), except where the failure to have any such Geon Permits individually or in the aggregate would not have a material adverse effect on Geon. Geon and its subsidiaries are in compliance with the terms of the Geon Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Geon. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Geon or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Geon, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

          (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Since December 31, 1999, there has not been any adoption or amendment in any material respect by Geon or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension (within the meaning of Section 3(2) of ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance, welfare (within the meaning of Section 3(1) of ERISA) or other plan, arrangement or understanding providing benefits to any current or former employee, officer, consultant or director of Geon or any of its subsidiaries (collectively, the "Geon Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Geon Benefit Plans, or any change in the manner in which contributions to any Geon Benefit Plans are made or the basis on which such contributions are determined.

          (j) ERISA COMPLIANCE.

          (i) With respect to the Geon Benefit Plans, no event has occurred and, to the knowledge of Geon, there exists no condition or set of circumstances, in connection with which Geon or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Geon under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each Geon Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Geon Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon. Geon, its subsidiaries and all the Geon Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon. Each Geon Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") that it is so qualified. To the knowledge of Geon, no event has occurred since the date of any determination letter from the IRS that is reasonably likely to affect adversely the qualified status of any such Geon Benefit Plan, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon, and to the knowledge of Geon, all contributions to, and payments from, such Geon Benefit Plans that are required to be made in accordance with such plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

          (iii) Except to the extent any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon, (x) neither Geon nor any trade or business, whether or not incorporated (an "ERISA Affiliate") of Geon, which together with Geon would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to Geon or any ERISA Affiliate of

         Geon of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Geon Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Geon, there are not any facts or circumstances that would materially change the funded status of any Geon Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Geon Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA and no liability has been incurred by Geon and its ERISA Affiliates under such a plan, except for any such liability that would not reasonably be expected to have a material adverse effect on Geon.

                  (iv) Neither Geon nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Geon or any of its subsidiaries and no collective bargaining agreement is being negotiated by Geon or any of its subsidiaries, in each case that is material to Geon and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Geon or any of its subsidiaries pending or, to the knowledge of Geon, threatened which may interfere with the respective business activities of Geon or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon. As of the date of this Agreement, (x) to the knowledge of Geon, none of Geon, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Geon or any of its subsidiaries, and (y) there is no charge or complaint against Geon or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

                  (v) No Geon Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Geon and its subsidiaries taken as a whole.

                  (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
         (A) entitle any current or former employee, officer or director of Geon or any ERISA Affiliate of Geon to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Geon Benefit Plan.

                  (vii) With respect to each Geon Benefit Plan: (x) no actions, suits, claims or disputes are pending or, to the knowledge of Geon, threatened, other than claims for benefits made in accordance with the terms of such Geon Benefit Plan, except for such actions, suits, claims or disputes that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon; (y) no audits are pending with any governmental or regulatory agency and to the knowledge of Geon there are no facts which could give rise to any liability in the event of such an audit that either individually or in the aggregate would have a material adverse effect on Geon; and (z) to the knowledge of Geon, all reports and returns required to be filed with any governmental agency or distributed to any participant in any Geon Benefit Plan have been so duly filed or distributed other than any failure to file or distribute such reports or returns that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

                  (viii) Geon has not incurred any liability under Code Section 4975, and no fact exists which could result in a liability to Geon under Code Section 4975 that would reasonably be expected to have a material adverse effect on Geon.

                  (k) TAXES.

                  (i) Each of Geon and its subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such returns and reports are complete and correct in all material respects, except to the extent that such failures to file, to have extensions granted that remain in effect or to be materially complete or correct individually or in the aggregate would not have a material adverse effect on Geon. Geon and each of its subsidiaries has paid (or Geon has paid on its behalf) all taxes shown as due on such returns and reports. Except as would not have a material adverse effect on Geon, the most recent financial statements contained in the Geon Filed SEC Documents reflect, and the financial statements contained in the Geon SEC Documents filed after the date of this Agreement will reflect, an adequate reserve for all taxes due and owing by Geon and its subsidiaries for all taxable periods and portions thereof through the dates of such financial statements that remain unpaid as of those dates, which reserve was, and will be, computed in a manner consistent with Geon's past practice.

                  (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Geon or any of its subsidiaries that have not been paid or adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Geon.

                  (iii) Neither Geon nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Consolidation from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                  (iv) To the knowledge of Geon, no stockholder of Geon has entered into any plan or arrangement or taken any action with respect to Resulting Corporation Shares that such stockholder will receive upon completion of the Consolidation which would cause such stockholder to fail to satisfy the continuity of interest requirement applicable to a
         Section 368(a)(1)(A) reorganization.

                  (v) As used in this Agreement, "taxes" include all (x) federal, state, local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other fiscal levies or similar governmental duties, charges, fees, levies or assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and
         (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

         (l) CERTAIN CONTRACTS. Except as permitted pursuant to Section 4.1(a), neither Geon nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions but excluding commercial paper) providing for payment or repayment in excess of $100.0 million, (ii) any material contract or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Geon and its subsidiaries, taken as a whole, or, after the Effective Time, the business of Hanna and its subsidiaries, taken as a whole, is or would be conducted.

         (m) ENVIRONMENTAL MATTERS.

         (i) Prior to the date of this Agreement, neither Geon nor any of its subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that Geon or any of its subsidiaries is not in compliance with applicable Environmental Laws, other than those instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

         (ii) There is no Environmental Claim pending or, to the knowledge of Geon, threatened, against Geon or any of its subsidiaries or, to the knowledge of Geon, against any person whose liability for any Environmental Claim Geon or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those Environmental Claims that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

         (iii) There are no present or, to the knowledge of Geon, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material at any property, that could reasonably be expected to result in liability under any Environmental Law against Geon or any of its subsidiaries or, to the knowledge of Geon, for any person whose liability for any Environmental Claim Geon or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those liabilities that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

         (iv) As used herein, the term "Cleanup" means all actions required to
(w) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (x) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (y) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (z) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

         (v) As used herein, the term "Environmental Claim" means any written claim, action, cause of action, investigation or written notice by any person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (x) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by Geon or any of its subsidiaries or Hanna or any of its subsidiaries, as the case may be, or (y) circumstances forming the basis of any violation of any Environmental Law.

         (vi) As used herein, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Release of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         (vii) As used herein, the term "Hazardous Materials" means all substances defined as Hazardous Substances, Hazardous Waste, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law, including all matters adversely affecting air, ground, ground water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks and asbestos.

         (viii) As used herein, the term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property (including the abatement or discarding of barrels or other containers containing Hazardous Materials), including the movement of Hazardous Materials through, on or in the air, soil, surface water, ground water or property.

         (n) INTELLECTUAL PROPERTY. Geon and its subsidiaries own or have a binding, enforceable right to use all material letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by Geon and its subsidiaries (the "Geon Intellectual Property"). To the knowledge of Geon, neither the conduct of Geon's or any of its subsidiaries' business nor any of the products sold or services provided by Geon or any of its subsidiaries in connection therewith (other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon) infringes upon or is inconsistent with the intellectual property rights of any other person. To the knowledge of Geon, neither the conduct of any other person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any Geon Intellectual Property, other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

         (o) PRODUCTS LIABILITY CLAIMS. There are no product liability claims or causes of action pending or, to the knowledge of Geon, threatened alleging personal injury or property damage from products or materials sold by Geon or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Geon.

         (p) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Geon Common Stock at the Geon Stockholders Meeting is the only vote of the holders of any class or series of Geon's capital stock necessary to adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby (the "Geon Stockholder Approval"). The Board of Directors of Geon has duly and validly approved and taken all corporate action required to be taken by the Geon Board of Directors for the consummation of the transactions contemplated by this Agreement and, as of the date of this Agreement, has recommended that Geon's stockholders adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby.

         (q) STATE TAKEOVER STATUTES. The Geon Board of Directors has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") (including the interested stockholder provisions codified in
Section 203 of the DGCL) or any applicable anti-takeover provision in Geon's certificate of incorporation or by-laws is applicable to the Consolidation and the other transactions contemplated by this Agreement. To the knowledge of Geon, no other state takeover statute is applicable to the Consolidation or the other transactions contemplated by this Agreement.

         (r) RIGHTS AGREEMENT. The Rights Agreement, dated as of May 28, 1993, by and between Geon and The Bank of New York, as rights agent, (the "Geon Rights Agreement") has been amended to (i) render the Geon Rights Agreement inapplicable to the Consolidation and the other transactions contemplated by this Agreement and (ii) ensure that (x) none of Consolidation Corp., Hanna or its wholly owned subsidiaries is an Acquiring Person (as defined in the Geon Rights Agreement), (y) a Distribution Date, a Triggering Event or a Stock Acquisition Date (as such terms are defined in the Geon Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Consolidation, or the consummation of the other transactions contemplated by this Agreement and (z) it will expire or otherwise terminate immediately prior to the Effective Time.

         (s) OWNERSHIP OF HANNA CAPITAL STOCK. Except for shares owned by the Geon Benefit Plans or shares held or managed for the account of another person or as to which Geon is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Geon nor, to its knowledge without independent investigation, any of its affiliates (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than 1% of the outstanding shares of capital stock of Hanna.

         (t) OPINION OF FINANCIAL ADVISOR. The Board of Directors of Geon has received the opinion of McDonald Investments Inc., dated the date of this Agreement, to the effect that, as of such date, the Geon Exchange Ratio for the conversion of Geon Common Stock into Resulting Corporation Shares pursuant to the Consolidation is fair from a financial point of view to holders of shares of Geon Common Stock, a signed copy of which opinion will be made available to Hanna promptly after the date hereof.

         (u) BROKERS. Except for McDonald Investments Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Geon.

         Section 3.2. REPRESENTATIONS AND WARRANTIES OF HANNA. Except as disclosed in the Hanna SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Hanna Filed SEC Documents") or as set forth on the appropriate section of the Disclosure Schedule delivered by Hanna to Geon prior to the execution of this Agreement (the "Hanna Disclosure Schedule"), Hanna hereby represents and warrants to Geon as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Hanna and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Hanna. Each of Hanna and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Hanna. Hanna has made available to Geon prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

         (b) SUBSIDIARIES. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of Hanna (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Hanna, free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Hanna.

         (c) CAPITAL STRUCTURE. The authorized capital stock of Hanna consists of (i) 100,000,000 shares of Hanna Common Stock and (ii) 5,000,000 shares of Cumulative Series A Preferred Stock, without par value ("Hanna Authorized Preferred Stock"). At the close of business on May 5, 2000 (the "Hanna Measurement Date"): (i) 66,212,836 shares of Hanna Common Stock were issued and outstanding; (ii) 17,733,532 shares of Hanna Common Stock in the aggregate were held by Hanna in its treasury; (iii) no shares of Hanna Preferred Stock were issued and outstanding; and (iv) 3,998,995 shares of Hanna Common Stock were reserved for issuance pursuant to the plans set forth in Section 3.2(c)(iv) of the Hanna Disclosure Schedule (collectively, the "Hanna Stock Plans"), of which 3,998,995 shares are subject to outstanding employee stock options or other rights to purchase or receive Hanna Common Stock granted under the Hanna Stock Plans (collectively, "Hanna Employee Stock Options"). All outstanding shares of capital stock of Hanna are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.2(c),
(ii) for changes since the Hanna Measurement Date resulting from the issuance of shares of Hanna Common Stock pursuant to the Hanna Employee Stock Options, (iii) with respect to the Associates Ownership Trust, (iv) for outstanding rights issued pursuant to the Hanna Rights Agreement, and (v) as permitted by Section 4.1(b)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Hanna, (B) any securities of Hanna convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Hanna or (C) any warrants, calls, options or other rights to acquire from Hanna or any Hanna subsidiary, and no obligation of Hanna or any Hanna subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Hanna and
(y) there are no outstanding obligations of Hanna or any Hanna subsidiary to repurchase, redeem or otherwise acquire any such securities or, other than agreements entered into with respect to the Hanna Stock Plans in effect as of the close of business on the Hanna Measurement Date, to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Hanna nor any Hanna subsidiary is a party to any voting agreement with respect to the voting of any such securities. Section 3.2(c) of the Hanna Disclosure Schedule provides a summary of the number of Hanna Employee Stock Options and each award (including restricted stock, deferred stock and performance shares) outstanding under the Hanna Stock Plans (each, an "Hanna Award") as of the close of business on the Hanna Measurement Date. There are no outstanding (A) securities of Hanna or any Hanna subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Hanna subsidiary, (B) warrants, calls, options or other rights to acquire from Hanna or any Hanna subsidiary, and no obligation of Hanna or any Hanna subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Hanna subsidiary or (C) obligations of Hanna or any Hanna subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Hanna subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

         (d) AUTHORITY; NONCONTRAVENTION. Hanna has all requisite corporate power and authority to enter into this Agreement and, subject to the Hanna Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Hanna and the consummation by Hanna of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Hanna, subject to the Hanna Stockholder Approval. This Agreement has been duly executed and delivered by Hanna and, assuming the due authorization, execution and delivery by Geon, constitutes a legal, valid and binding obligation of Hanna, enforceable against Hanna in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Hanna or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Hanna or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Hanna or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hanna or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on Hanna. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Hanna or any of its subsidiaries in connection with the execution and delivery of this Agreement by Hanna or the consummation by Hanna of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) the Joint Proxy Statement relating to the Hanna Stockholders Meeting and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing and declaration of effectiveness by the SEC of the Form S-4, (3) the filing of the Delaware Certificate of Consolidation with the Secretary of State of the State of Delaware and the Ohio Certificate of Consolidation with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which Hanna is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings and approvals of the NYSE to permit Resulting Corporation Shares that are to be issued in the Consolidation and under the Hanna Stock Plans and Geon Stock Plans to be listed on the NYSE, (5) the filing of a premerger notification and report form by Hanna under the HSR Act; (6) such filing, consents, approvals, orders or authorizations required to be made or obtained pursuant to Foreign Antitrust Laws; (7) the filing under the Pension Benefit Guaranty Corporation of any notice required under ERISA Section 4043; and (8) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on Hanna.

         (e) REPORTS; UNDISCLOSED LIABILITIES. Hanna has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1997 (the "Hanna SEC Documents"). As of their respective dates, the Hanna SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Hanna SEC Documents, and none of the Hanna SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Hanna SEC Document has been revised or superseded by a later filed Hanna Filed SEC Document, none of the Hanna SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Hanna included in the Hanna SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Hanna and its consolidated subsidiaries as of the dates thereof and the consolidated statements of income, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in the ordinary course of business consistent with past practices or (C) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Hanna nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Hanna.

         (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Hanna specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the
time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Joint Proxy Statement will, at the date it is first mailed to Hanna's stockholders or at the time of the Hanna Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Hanna with respect to statements made or incorporated by reference therein based on information supplied by Geon specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

         (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999, Hanna and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Hanna Filed SEC Document, and there has not been (1) any material adverse effect on Hanna or (2) any action taken that if taken after the date of the Agreement would be or result in a violation of Section 4.1(b).

         (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Hanna, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Hanna and its subsidiaries (collectively, the "Hanna Permits") except where the failure to have any such Hanna Permits individually or in the aggregate would not have a material adverse effect on Hanna. Hanna and its subsidiaries are in compliance with the terms of the Hanna Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Hanna. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Hanna or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Hanna, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

         (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Since December 31, 1999, there has not been any adoption or amendment in any material respect by Hanna or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension (within the meaning of Section 3(2) of ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance, welfare (within the meaning of Section 3(1) of ERISA) or other plan, arrangement or understanding providing benefits to any current or former employee, officer, consultant or director of Hanna or any of its subsidiaries (collectively, the "Hanna Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Hanna Benefit Plans, or any change in the manner in which contributions to any Hanna Benefit Plans are made or the basis on which such contributions are determined.

                  (j) ERISA COMPLIANCE.

                  (i) With respect to the Hanna Benefit Plans, no event has occurred and, to the knowledge of Hanna, there exists no condition or set of circumstances, in connection with which Hanna or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Hanna under ERISA, the Code or any other applicable law.

                  (ii) Each Hanna Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Hanna Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna. Hanna, its subsidiaries and all the Hanna Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna. Each Hanna Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified. To the knowledge of Hanna, no event has occurred since the date of any determination letter from the IRS that is reasonably likely to affect adversely the qualified status of any such Hanna Benefit Plan, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna, and to the knowledge of Hanna, all contributions to, and payments from, such Hanna Benefit Plans that are required to be made in accordance with such plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

                  (iii) Except to the extent any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna, (x) neither Hanna nor any ERISA Affiliate of Hanna, which together with Hanna would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to Hanna or any ERISA Affiliate of Hanna of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Hanna Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Hanna, there are not any facts or circumstances that would materially change the funded status of any Hanna Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Hanna Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA and no liability has been incurred by the Hanna and its ERISA Affiliates under such a plan, except for any such liability that would not reasonably be expected to have a material adverse effect on Geon.

                  (iv) Neither Hanna nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Hanna or any of its subsidiaries and no collective bargaining agreement is being negotiated by Hanna or any of its subsidiaries, in each case that is material to Hanna and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Hanna or any of its subsidiaries pending or, to the knowledge of Hanna, threatened which may interfere with the respective business activities of Hanna or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna. As of the date of this Agreement, to the knowledge of Hanna, none of Hanna, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Hanna or any of its subsidiaries, and there is no charge or complaint against Hanna or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

                  (v) No Hanna Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Hanna and its subsidiaries taken as a whole.

                  (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
         (A) entitle any current or former employee, officer or director of Hanna or any ERISA Affiliate of Hanna to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Hanna Benefit Plan.

                  (vii) With respect to each Hanna Benefit Plan: (x) no actions, suits, claims or disputes are pending or, to the knowledge of Hanna, threatened, other than claims for benefits made in accordance with the terms of such Hanna Benefit Plan, except for such actions, suits, claims or disputes that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna; (y) no audits are pending with any governmental or regulatory agency and to the knowledge of Hanna there are no facts which could give rise to any liability in the event of such an audit that either individually or in the aggregate would have a material adverse effect on Hanna; and (z) to the knowledge of Hanna, all reports and returns required to be filed with any governmental agency or distributed to any participant in any Hanna Benefit Plan have been so duly filed or distributed other than any failure to file or distribute such reports or returns that that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

                  (viii) Hanna has not incurred any liability under Code Section 4975, and no fact exists which could result in a liability to Hanna under Code Section 4975 that would reasonably be expected to have a material adverse effect on Hanna.

                  (k) TAXES.

                  (i) Each of Hanna and its subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such returns and reports so filed are complete and correct in all material respects, except to the extent that such failures to file, to have extensions granted that remain in effect or to be materially complete or correct individually or in the aggregate would not have a material adverse effect on Hanna. Hanna and each of its subsidiaries has paid (or Hanna has paid on its behalf) all taxes shown as due on such returns and reports. Except as would not have a material adverse effect on Hanna, the most recent financial statements contained in the Hanna Filed SEC Documents reflect, and the financial statements contained in the Hanna SEC Documents filed after the date of this Agreement will reflect, an adequate reserve for all taxes due and owing by Hanna and its subsidiaries for all taxable periods and portions thereof through the dates of such financial statements that remain unpaid as of those dates, which reserve was, and will be, computed in a manner consistent with Hanna's past practice.

                  (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Hanna or any of its subsidiaries that have not been paid or adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Hanna.

                  (iii) Neither Hanna nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Consolidation from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                  (iv) To the knowledge of Hanna, no stockholder of Hanna has entered into any plan or arrangement or taken any action with respect to Resulting Corporation Shares that such stockholder will receive upon completion of the Consolidation which would cause such stockholder to fail to satisfy the continuity of interest requirement applicable to a
         Section 368(a)(1)(A) reorganization.

                  (v) Hanna will not be required to recognize any material amount of taxable income for United States federal income tax purposes as a result of the application of the provisions of Section 1.1502-1 et seq. of the Treasury Regulations under the Code to Hanna and its subsidiaries as a consequence of the termination of the Hanna "affiliated group," as such term is defined in Section 1504(a) of the Code, upon completion of the Consolidation.

         (l) CERTAIN CONTRACTS. Except as permitted pursuant to Section 4.1(b), neither Hanna nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions but excluding commercial paper) providing for payment or repayment in excess of $100.0 million, (ii) any material contract or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Hanna and its subsidiaries, taken as a whole, or, after the Effective Time, the business of Geon and its subsidiaries, taken as a whole, is or would be conducted.

                  (m) ENVIRONMENTAL MATTERS.

                  (i) Prior to the date of this Agreement, neither Hanna nor any of its subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that Hanna or any of its subsidiaries is not in compliance with applicable Environmental Laws, other than those instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

                  (ii) There is no Environmental Claim pending or, to the knowledge of Hanna, threatened, against Hanna or any of its subsidiaries or, to the knowledge of Hanna, against any person whose liability for any Environmental Claim Hanna or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those Environmental Claims that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

                  (iii) There are no present or, to the knowledge of Hanna, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material at any property, that could reasonably be expected to result in liability under any Environmental Law for Hanna or any of its subsidiaries or, to the knowledge of Hanna, for any person whose liability for any Environmental Claim Hanna or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those liabilities that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

         (n) INTELLECTUAL PROPERTY. Hanna and its subsidiaries own or have a binding, enforceable right to use all material letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by Hanna and its subsidiaries (the "Hanna Intellectual Property"). To the knowledge of Hanna, neither the conduct of Hanna's or any of its subsidiaries' business nor any of the products sold or services provided by Hanna or any of its subsidiaries in connection therewith (other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna) infringes upon or is inconsistent with the intellectual property rights of any other person. To the knowledge of Hanna, neither the conduct of any other person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any Hanna Intellectual Property, other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

         (o) PRODUCTS LIABILITY CLAIMS. There are no product liability claims or causes of action pending or, to the knowledge of Hanna, threatened alleging personal injury or property damage from products or materials sold by Hanna or its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Hanna.

         (p) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Hanna Common Stock at the Hanna Stockholders Meeting is the only vote of the holders of any class or series of Hanna's capital stock necessary to adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby (the "Hanna Stockholder Approval"). The Board of Directors of Hanna has duly and validly approved and taken all corporate action required to be taken by the Hanna Board of Directors for the consummation of the transactions contemplated by this Agreement and, as of the date of this Agreement, has recommended that Hanna's stockholders adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby.

         (q) STATE TAKEOVER STATUTES. The Board of Directors of Hanna has taken all necessary action so that no Takeover Statute (including the interested stockholder provisions codified in Section 203 of the DGCL) or any applicable anti-takeover provision in the Hanna's certificate of incorporation or by-laws is applicable to the Consolidation and the other transactions contemplated by this Agreement. To the knowledge of Hanna, no other state takeover statute is applicable to the Consolidation or the other transactions contemplated by this Agreement.

         (r) RIGHTS AGREEMENT. The Rights Agreement, dated as of December 4, 1991, by and between Hanna and First Chicago Trust Company of New York (f/k/a Ameritrust Company National Association), as rights agent (the "Hanna Rights Agreement"), has been amended to (i) render the Hanna Rights Agreement inapplicable to the Consolidation and the other transactions contemplated by this Agreement and (ii) ensure that (x) none of Consolidation Corp., Geon or its wholly owned subsidiaries is an Acquiring Person (as defined in the Hanna Rights Agreement), (y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Hanna Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Consolidation, or the consummation of the other transactions contemplated by this Agreement and (z) it will expire or otherwise terminate immediately prior to the Effective Time.

         (s) OWNERSHIP OF GEON CAPITAL STOCK. Except for shares owned by Hanna Benefit Plans or shares held or managed for the account of another person or as to which Hanna is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Hanna nor, to its knowledge without independent investigation, any of its affiliates (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than 1% of the outstanding shares of capital stock of Geon.

         (t) OPINION OF FINANCIAL ADVISOR. The Board of Directors of Hanna has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Hanna Exchange Ratio for the conversion of Hanna Common Stock into Resulting Corporation Shares pursuant to the Consolidation is fair from a financial point of view to holders of shares of Hanna Common Stock, a signed copy of which opinion will be made available to Geon promptly after the date hereof.

         (u) BROKERS. Except for Salomon Smith Barney Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hanna.

                                   ARTICLE 4.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1. CONDUCT OF BUSINESS.

         (a) CONDUCT OF BUSINESS BY GEON. Except as set forth in Section 4.1(a) of the Geon Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Hanna, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Geon shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Geon shall not, and shall not permit any of its subsidiaries to:

                  (i) (x) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Geon to its parent, or by a subsidiary that is partially owned by Geon or any of its subsidiaries if Geon or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Geon Common Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Geon Common Stock upon the exercise of the Geon Employee Stock Options under the Geon Stock Plans or in connection with other awards under the Geon Stock Plans, in each case, outstanding as of the Geon Measurement Date and in accordance with their present terms or issued pursuant to Section 4.1(a)(ii) or (z) except pursuant to agreements entered into with respect to the Geon Stock Plans that are in effect as of the close of business on the Geon Measurement Date, purchase, redeem or otherwise acquire any shares of capital stock of Geon or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (x) the issuance of shares of Geon Common Stock permitted by Section 4.1(a)(vii) and (y) the issuance of Geon Common Stock or options to purchase shares of Geon Common Stock upon the exercise of Geon Employee Stock Options or in connection with other awards under the Geon Stock Plans outstanding as of the Geon Measurement Date and in accordance with their present terms or, after consulting with Hanna, granted after the date hereof so long as the amount of Geon Common Stock subject to Geon Employee Stock Options and/or other awards under the

         Geon Stock Plans granted after the Geon Measurement Date do not exceed 5,000 shares of Geon Common Stock in the aggregate;

                  (iii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) in excess of $25 million or incur short-term indebtedness other than under lines of credit existing on the date hereof;

                  (iv) satisfy any claims or liabilities other than the satisfaction in the ordinary course of business consistent with past practice and in accordance with their terms or in an amount not to exceed $5 million in the aggregate;

                  (v) other than in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract;

                  (vi) amend its certificate of incorporation, by-laws or other comparable organizational documents, or, in the case of Geon, merge or consolidate with any person;

                  (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions for which the aggregate consideration (including indebtedness directly or indirectly assumed) is not more than $25 million;

                  (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice or (y) for an aggregate consideration (including indebtedness directly or indirectly assumed) in excess of $25 million;

                  (ix) (A) grant any key employee of Geon or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Geon Filed SEC Documents, (B) grant any current or former director or executive officer of Geon or its subsidiaries any increase in compensation, bonus or other benefits except as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Geon Filed SEC Documents,
         (C) grant to any such current or former director, executive officer or key employee any increase in severance or termination pay or (D) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business consistent with past practice;

                  (x) except insofar as may be required by a change in generally accepted accounting principles, change the accounting methods, principles or practices of Geon that materially affect its assets, liabilities or results of operations;

                  (xi) make any tax election (including any tax election that affects any tax attributes of Geon) that individually or in the aggregate would reasonably be expected to have a material adverse effect on Geon or settle or compromise any material income tax liability;

                  (xii) except as provided in Section 4.2 (A) amend, modify or waive any provision of the Geon Rights Agreement or take any action to redeem the rights issued thereunder or render the rights issued thereunder inapplicable to a transaction or (B) approve a Geon Takeover Proposal, other than the Consolidation and the other transactions contemplated by this Agreement, for purposes of Section 203 of the DGCL or any applicable anti-takeover provision in Geon's certificate of incorporation or by-laws, other than to permit another transaction that the Board of Directors of Geon has determined is a Geon Superior Proposal;

                  (xiii) license (other than pursuant to agreements outstanding as of the date hereof), transfer or otherwise dispose of, or permit to lapse, any rights in the material Geon Intellectual Property described in the Geon Filed SEC Documents; or

                  (xiv) authorize, or commit or agree to take, any of the foregoing actions;

PROVIDED, HOWEVER, that the limitations set forth in this Section 4.1(a) (other than clause (vi)) shall not apply to any transaction to which the only parties are Geon and any wholly owned subsidiary or subsidiaries of Geon.

         (b) CONDUCT OF BUSINESS BY HANNA. Except as set forth in Section 4.1(b) of the Hanna Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Geon, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Hanna shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Hanna shall not, and shall not permit any of its subsidiaries to:

                  (i) (x) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Hanna to its parent, or by a subsidiary that is partially owned by Hanna or any of its subsidiaries if Hanna or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Hanna Common Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Hanna Common Stock upon the exercise of the Hanna Employee Stock Options under the Hanna Stock Plans or in connection with other awards under the Hanna Stock Plans, in each case, outstanding as of the Hanna Measurement Date, and in accordance with their present terms or issued pursuant to Section 4.1(b)(ii) or (z) except pursuant to agreements entered into with respect to the Hanna Stock Plans that are in effect as of the close of business on the Hanna Measurement Date, purchase, redeem or otherwise acquire any shares of capital stock of Hanna or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of Hanna Common Stock or the options to purchase shares of Hanna Common Stock upon the exercise of the Hanna Employee Stock Options or in connection with other awards under the Hanna Stock Plans outstanding as of the Hanna Measurement Date and in accordance with their present terms or, after consulting with Geon, granted after the date hereof so long as the amount of Hanna Common Stock subject to the Hanna Employee Stock Options and/or other awards under the Hanna Stock Plans granted after the Hanna Measurement Date do not exceed 5,000 shares of Hanna Common Stock in the aggregate;

                  (iii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) in excess of $25 million or incur short-term indebtedness other than under lines of credit existing on the date hereof;

                  (iv) satisfy any claims or liabilities other than the satisfaction in the ordinary course of business consistent with past practice and in accordance with their terms or in an amount not to exceed $5 million in the aggregate;

                  (v) other than in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract;

                  (vi) amend its certificate of incorporation, by-laws or other comparable organizational documents, or in the case of the Hanna, merge or consolidate with any person;

                  (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions for which the aggregate consideration (including indebtedness directly or indirectly assumed) is less than $25 million;

                  (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than (x) in the ordinary course of business consistent with past practice or (y) for an aggregate consideration (including indebtedness directly or indirectly assumed) in excess of $25 million;

                  (ix) (A) grant any key employee of Hanna or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Hanna Filed SEC Documents, (B) grant any current or former director or executive of Hanna or its subsidiaries any increase in compensation, bonus or other benefits except as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Hanna Filed SEC Documents,
         (C) grant to any such current or former director, executive officer or key employee any increase in severance or termination pay, or (D) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business consistent with past practice;

                  (x) except insofar as may be required by a change in generally accepted accounting principles, change the accounting methods, principles or practices of Hanna that materially affect its assets, liabilities or results of operations;

                  (xi) make any tax election (including any tax election that affects any tax attributes of Hanna) that individually or in the aggregate would reasonably be expected to have a material adverse effect on Hanna or settle or compromise any material income tax liability;

                  (xii) except as provided in Section 4.3, (A) amend, modify or waive any provision of the Hanna Rights Agreement or take any action to redeem the rights issued thereunder or render the rights issued thereunder inapplicable to a transaction or (B) approve an Hanna Takeover Proposal, other than the Consolidation and the other transactions contemplated by this Agreement, for purposes of Section 203 of the DGCL or any applicable anti-takeover provision in the Hanna's certificate of incorporation or by-laws, other than to permit another transaction that the Board of Directors of Hanna has determined is an Hanna Superior Proposal;

                  (xiii) license (other than pursuant to agreements outstanding as of the date hereof), transfer or otherwise dispose of, or permit to lapse, any rights in the material Hanna Intellectual Property described in Hanna Filed SEC Documents; or

                  (xiv) authorize, or commit or agree to take, any of the foregoing actions;

PROVIDED, HOWEVER, that the limitations set forth in this Section 4.1(b) (other than clause (vi)) shall not apply to any transaction to which the only parties are Hanna and any wholly owned subsidiary or subsidiaries of Hanna.

         (c) COORDINATION OF DIVIDENDS. Each of Hanna and Geon shall coordinate with the other regarding the declaration and payment of dividends in respect of the Hanna Common Stock and the Geon Common Stock and the record dates and payment dates relating thereto, it being the intention of Hanna and Geon that any holder of Geon Common Stock or Hanna Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of the Geon Common Stock and/or shares of Hanna Common Stock, including Resulting Corporation Shares that a holder receives in exchange for shares of Hanna Common Stock or Geon Common Stock pursuant to the Consolidation.

         (d) OTHER ACTIONS. Except as required by law, Geon and Hanna shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Consolidation set forth in Article 6 not being satisfied.

         (e) ADVICE OF CHANGES. Geon and Hanna shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

         (f) CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement gives Hanna, directly or indirectly, the right to control or direct Geon's operations prior to the Effective Time. Nothing contained in this Agreement gives Geon, directly or indirectly, the right to control or direct Hanna's operations prior to the Effective Time. Prior to the Effective Time, each of Hanna and Geon shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

         Section 4.2. NO SOLICITATION BY GEON.

         (a) Geon shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Geon Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Geon Takeover Proposal; PROVIDED, HOWEVER, that, if at any time, the Board of Directors of Geon determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Geon's stockholders under applicable law, Geon may, in response to a Geon Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to Hanna and compliance with Section 4.2(c), (x) furnish information with respect to Geon and its subsidiaries to any person making a Geon Superior Proposal pursuant to a customary confidentiality agreement (as determined by Geon after consultation with its outside counsel) that is no less restrictive than the Confidentiality Agreement (other than the standstill provisions contained therein) and (y) participate in discussions or negotiations regarding such Geon Superior Proposal. For purposes of this Agreement, "Geon Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Geon and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Geon or of 15% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Geon or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Geon or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

         (b) Except as expressly permitted by this Section 4.2 or Section 5.1, neither the Board of Directors of Geon nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Hanna, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Consolidation or the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Geon Takeover Proposal or (iii) cause Geon to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Geon Acquisition Agreement") related to any Geon Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Geon determines in good faith, after consultation with outside counsel, that in light of a Geon Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Geon's stockholders under applicable law, the Board of Directors of Geon may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Geon Acquisition Agreement with respect to a Geon Superior Proposal; PROVIDED, HOWEVER, that Geon may not terminate this Agreement pursuant to this Section 4.2(b) unless and until (i) three business days have elapsed following the delivery to Hanna of a written notice of such determination by the Board of Directors of Geon and (x) Geon has delivered to Hanna the written notice required by Section 4.2(c) below and (y) during such three business day period, Geon otherwise cooperates with Hanna with respect to the Geon Takeover Proposal that constitutes a Geon Superior Proposal with the intent of enabling Hanna to engage in good faith negotiations to make such adjustments in the terms and conditions of the Consolidation as would enable Hanna to proceed with the Consolidation on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of Geon continues reasonably to believe that the Geon Takeover Proposal constitutes a Geon Superior Proposal and (iii) Geon pays the Geon Termination Fee as provided in Section 5.8. For purposes of this Agreement, a "Geon Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 66 2/3% of the combined voting power of the shares of Geon Common Stock then outstanding or all or substantially all the assets of Geon and otherwise on terms which the Board of Directors of Geon determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Geon's stockholders than the Consolidation (after considering (1) any adjustment to the terms and conditions of the Consolidation proposal by Hanna in response to a Geon Takeover Proposal and (2) the Geon Termination Fee) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Geon, is reasonably capable of being obtained by such third party.

         (c) In addition to the obligations of Geon set forth in paragraphs (a) and (b) of this Section 4.2, Geon shall immediately advise Hanna orally and in writing of any request for information or of any Geon Takeover Proposal, the material terms and conditions of such request or Geon Takeover Proposal and the identity of the person making such request or Geon Takeover Proposal. Geon will keep Hanna reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Geon Takeover Proposal.

         (d) Nothing contained in this Section 4.2 shall prohibit Geon from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Geon's stockholders if, in the good faith judgment of the Board of Directors of Geon, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly permitted by paragraph (b) of this Section 4.2 in connection with a Geon Superior Proposal, neither Geon nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Consolidation or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, a Geon Takeover Proposal.

         Section 4.3. NO SOLICITATION BY HANNA.

         (a) Hanna shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Hanna Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Hanna Takeover Proposal; PROVIDED, HOWEVER, that, if at any time, the Board of Directors of Hanna determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Hanna's stockholders under applicable law, Hanna may, in response to an Hanna Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.3(a) and subject to providing prior written notice of its decision to take such action to Geon and compliance with Section 4.3(c), (x) furnish information with respect to Hanna and its subsidiaries to any person making an Hanna Superior Proposal pursuant to a customary confidentiality agreement (as determined by Hanna after consultation with its outside counsel) that is no less restrictive than the Confidentiality Agreement (other than the standstill provisions contained therein) and (y) participate in discussions or negotiations regarding such Hanna Superior Proposal. For purposes of this Agreement, "Hanna Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Hanna and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Hanna or of 15% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Hanna and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Hanna or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Hanna and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Hanna or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Hanna and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

         (b) Except as expressly permitted by this Section 4.3 or Section 5.1, neither the Board of Directors of Hanna nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Geon, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Consolidation or the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Hanna Takeover Proposal or (iii) cause Hanna to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Hanna Acquisition Agreement") related to any Hanna Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Hanna determines in good faith, after consultation with outside counsel, that in light of an Hanna Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Hanna's stockholders under applicable law, the Board of Directors of Hanna may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Hanna Acquisition Agreement with respect to an Hanna Superior Proposal; PROVIDED, HOWEVER, that Hanna may not terminate this Agreement pursuant to this Section 4.3(b) unless and until (i) three business days have elapsed following the delivery to Geon of a written notice of such determination by the Board of Directors of Hanna and (x) the Hanna has delivered to Geon the written notice required by Section 4.3(c) below and (y) during such three business day period, Hanna otherwise cooperates with Geon with respect to the Hanna Takeover Proposal that constitutes an Hanna Superior Proposal with the intent of enabling Geon to engage in good faith negotiations to make such adjustments in the terms and conditions of the Consolidation as would enable Geon to proceed with the Consolidation on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of Hanna continues reasonably to believe that the Hanna Takeover Proposal constitutes an Hanna Superior Proposal and (iii) Hanna pays the Hanna Termination Fee as provided in
Section 5.8. For purposes of this Agreement, an "Hanna Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 66 2/3% of the combined voting power of the shares of Hanna Common Stock then outstanding or all or substantially all the assets of Hanna and otherwise on terms which the Board of Directors of Hanna determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Hanna's stockholders than the Consolidation (after considering
(1) any adjustment to the terms and conditions of the Consolidation proposed by Geon in response to an Hanna Takeover Proposal and (2) the Hanna Termination
Fee) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Hanna, is reasonably capable of being obtained by such third party.

         (c) In addition to the obligations of Hanna set forth in paragraphs (a) and (b) of this Section 4.3, Hanna shall immediately advise Geon orally and in writing of any request for information or of any Hanna Takeover Proposal, the material terms and conditions of such request or Hanna Takeover Proposal and the identity of the person making such request or Hanna Takeover Proposal. Hanna will keep Geon reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Hanna Takeover Proposal.

         (d) Nothing contained in this Section 4.3 shall prohibit Hanna from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Hanna's stockholders if, in the good faith judgment of the Board of Directors of Hanna, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly permitted by paragraph (b) of this Section 4.3 in connection with an Hanna Superior Proposal, neither Hanna nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Consolidation or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, an Hanna Takeover Proposal.

         Section 4.4. RIGHTS AGREEMENTS. The Geon Board of Directors will take all further action (in addition to that referred to in Section 3.1(r) hereof) reasonably requested in writing by Hanna (including redeeming the Rights (as defined in the Geon Rights Agreement) immediately prior to the Effective Time or further amending the Geon Rights Agreement) in order to render the Geon Rights Agreement inapplicable to the Consolidation and the other transactions contemplated hereby to the extent provided herein and in the Geon Rights


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

Agreement. The Hanna Board of Directors will take all further action (in addition to that referred to in Section 3.2(r) hereof) reasonably requested in writing by Geon (including redeeming the Rights (as defined in the Hanna Rights Agreement) immediately prior to the Effective Time or further amending the Hanna Rights Agreement) in order to render the Hanna Rights Agreement inapplicable to the Consolidation and the other transactions contemplated hereby to the extent provided herein and in the Hanna Rights Agreement.

                                   ARTICLE 5.

                              ADDITIONAL AGREEMENTS

         Section 5.1. PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; STOCKHOLDERS MEETINGS.

         (a) As soon as practicable following the date of this Agreement, Geon and Hanna shall prepare and file with the SEC the Joint Proxy Statement and the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Geon and Hanna shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Geon will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Geon's stockholders, and Hanna will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Hanna's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Except as required by applicable law, (i) Hanna shall cause the Joint Proxy Statement to contain the recommendation of the Hanna Board of Directors that the stockholders of Hanna adopt this Agreement and the Consolidation and the transactions contemplated hereby and (ii) Geon shall cause the Joint Proxy Statement to contain the recommendation of the Geon Board of Directors that the stockholders of Geon adopt this Agreement and the Consolidation and the transactions contemplated hereby. Geon and Hanna shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Resulting Corporation Shares in the Consolidation and each party shall furnish all information concerning itself and the holders of its common stock as may be reasonably requested by the other party in connection with any such action. No filing of, or amendment or supplement to, the Joint Proxy Statement or the Form S-4 will be made by Hanna or Geon without providing the other party the opportunity to review and comment thereon. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Resulting Corporation Shares issuable in connection with the Consolidation for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Geon or Hanna, or any of their respective affiliates, officers or directors, should be discovered by Geon or Hanna which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Geon and Hanna.

         (b) Geon shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Geon Stockholders Meeting") for the purpose of obtaining the Geon Stockholder Approval. Without limiting the generality of the foregoing, but subject to its rights pursuant to Section 4.2 and Section 7.1(g), Geon agrees that its obligations pursuant to the first sentence of this Section 5.1(b) will not be affected by the commencement, public proposal, public disclosure or communication to Geon of any Geon Takeover Proposal.

         (c) Hanna shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Hanna Stockholders Meeting") for the purpose of obtaining the Hanna Stockholder Approval. Without limiting the generality of the foregoing but subject to its rights pursuant to Section 4.3 and Section 7.1(d), Hanna agrees that its obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Hanna of any Hanna Takeover Proposal.

         (d) Hanna and Geon will use all reasonable best efforts to hold the Geon Stockholders Meeting and the Hanna Stockholders Meeting on the same date and as soon as practicable after the date hereof.

         Section 5.2. LETTERS OF GEON'S ACCOUNTANTS. Geon shall use reasonable best efforts to cause to be delivered to Hanna two letters from Geon's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Hanna, in form and substance reasonably satisfactory to Hanna and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 5.3. LETTERS OF HANNA'S ACCOUNTANTS. Hanna shall use reasonable best efforts to cause to be delivered to Geon two letters from Hanna's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Geon, in form and substance reasonably satisfactory to Geon and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 5.4. ACCESS TO INFORMATION; CONFIDENTIALITY. To the extent permitted by applicable law and subject to the Agreement dated March 1, 1999, between Hanna and Geon (the "Confidentiality Agreement"), each of Geon and Hanna shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Geon and Hanna shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Any review pursuant to this Section 5.4 shall be for the purposes of confirming the accuracy of any representation or warranty contained in this Agreement given by Hanna to Geon, or by Geon to Hanna, and facilitating transition planning. Each of Geon and Hanna will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         Section 5.5. REASONABLE BEST EFFORTS; COOPERATION.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Consolidation and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Sections 4.2 and 4.3.

         (b) In connection with and without limiting the foregoing, Geon and Hanna shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Consolidation, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Consolidation, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Consolidation and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Consolidation and the other transactions contemplated by this Agreement.

         (c) Each of Hanna and Geon shall cooperate with each other in obtaining opinions of Jones, Day, Reavis & Pogue, counsel to Hanna, and Thompson Hine & Flory LLP, counsel to Geon, dated as of the Closing Date, to the effect that the Consolidation will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In connection therewith, each of Hanna and Geon shall deliver to Jones, Day, Reavis & Pogue and Thompson Hine & Flory LLP customary representation letters in form and substance reasonably satisfactory to such counsel (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

         (d) Each of Hanna and Geon shall consult and cooperate with the other with respect to significant developments in its business and shall give reasonable consideration to the other's views with respect thereto.

         (e) Each of Hanna and Geon shall (i) make the filings required of such party under the HSR Act with respect to the Consolidation and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Consolidation and the other transactions contemplated by this Agreement, and
(iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under the HSR Act with respect to the Consolidation and the other transactions contemplated by this Agreement.

         (f) In furtherance and not in limitation of the covenants of the parties contained in Section 5.5(e), each of Hanna and Geon shall use its reasonable best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Hanna and Geon shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including, without limitation, vigorously defending in litigation on the merits any claim asserted in any court by any party through a final and nonappealable judgment. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

         (g) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any government authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Hanna and Geon shall use its reasonable best efforts to resolve such objections or challenge as such governmental authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Hanna and Geon (and, to the extent required by any governmental authority, its respective subsidiaries and affiliates over which it exercises control) shall be required to pursue a resolution with any governmental authority and, if acceptable to any governmental authority, enter into a settlement, undertaking, consent decree, stipulation or other agreement with such governmental authority regarding antitrust matters in connection with the transactions contemplated by this Agreement (each, a "Settlement"). Notwithstanding anything else contained in this Agreement, none of Hanna, Geon, the Consolidation Corp. or the Resulting Corporation shall be required to enter into any Settlement that requires Hanna, Geon, the Consolidation Corp. and/or the Resulting Corporation to sell or dispose of any significant assets of Hanna and its subsidiaries, Geon and its subsidiaries, the Consolidation Corp. and/or the Resulting Corporation and its subsidiaries.

         Section 5.6. STOCK OPTIONS, RESTRICTED STOCK AND EMPLOYMENT AGREEMENTS.

         (a) As of the Effective Time, (i) each outstanding Hanna Employee Stock Option will be converted into an option (an "Hanna Adjusted Option") to purchase the number of Resulting Corporation Shares equal to the number of shares of Hanna Common Stock subject to such Hanna Employee Stock Option immediately prior to the Effective Time multiplied by the Hanna Exchange Ratio (rounded to the nearest whole number of Resulting Corporation Shares), at an exercise price per share equal to the exercise price for each such share of Hanna Common Stock subject to such option divided by the Hanna Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to Hanna shall be deemed to refer to the Resulting Corporation, where appropriate, (ii) each outstanding Geon Employee Stock Option will be converted into an option (a "Geon Adjusted Option," and together with the Hanna Adjusted Options, an "Adjusted Option" or the "Adjusted Options") to purchase the number of Resulting Corporation Shares equal to the number of shares of Geon Common Stock subject to such Geon Employee Stock Option immediately prior to the Effective Time multiplied by the Geon Exchange Ratio (rounded to the nearest whole number of Resulting Corporation Shares), at an exercise price per share equal to the exercise price for each such share of Geon Common Stock subject to such option divided by the Geon Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to Geon shall be deemed to refer to the Resulting Corporation, where appropriate, and (iii) the Resulting Corporation shall assume the obligations of Hanna under the Hanna Stock Plans and Geon under the Geon Stock Plans. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Hanna Employee Stock Option or Geon Employee Stock Option, as the case may be, was granted. Notwithstanding the foregoing, with respect to each Hanna Employee Stock Option or Geon Employee Stock Option that is an incentive stock option (within the meaning of Section 422(b) of the Code), no adjustment shall be made that would be a modification (within the meaning of Section 424(h) of the Code) to such option.

         (b) To the extent that there are any outstanding Hanna Awards or Geon Awards at the Effective Time, then, as of the Effective Time, (i) each such Hanna Award or Geon Award shall be converted into the same instrument of the Resulting Corporation, in each case with such adjustments (and no other adjustments) to the terms of such Hanna Awards or Geon Awards, as the case may be, as are necessary to preserve the value inherent in such Hanna Awards or Geon Awards with no detrimental effects on the holder thereof and (ii) the Resulting Corporation shall assume the obligations of Hanna under the Hanna Awards and Geon under the Geon Awards. The other terms of each Hanna Award and Geon Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

         (c) Geon and Hanna agree that each of the Geon Stock Plans and Hanna Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of the Hanna Common Stock and Geon Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into Resulting Corporation Shares on a basis consistent with the transactions contemplated by this Agreement. Geon and Hanna agree to submit the amendments to the Hanna Stock Plans or the Geon Stock Plans to their respective stockholders, if such submission is determined to be necessary by counsel to Geon or Hanna after consultation with one another; PROVIDED, HOWEVER, that such approval shall not be a condition to the consummation of the Consolidation.

         (d) The Resulting Corporation shall (i) reserve for issuance the number of Resulting Corporation Shares that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of Resulting Corporation Shares pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable after the Effective Time, the Resulting Corporation shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of Resulting Corporation Shares necessary to fulfill the Resulting Corporation's obligations under this Section 5.6. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options, the Hanna Awards or the Geon Awards remain outstanding.

         (e) As soon as practicable after the Effective Time, the Resulting Corporation shall deliver to the holders of the Hanna Employee Stock Options, Hanna Awards, Geon Employee Stock Options and Geon Awards appropriate notices setting forth such holders' rights pursuant to the Hanna Stock Plans or Geon Stock Plans, as the case may be, and the agreements evidencing the grants of such Hanna Employee Stock Options, Hanna Awards, Geon Employee Stock Options and Geon Awards and that such Hanna Employee Stock Options, Hanna Awards, Geon Employee Stock Options and Geon Awards and the related agreements shall be assumed by the Resulting Corporation and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Consolidation).

         Section 5.7. INDEMNIFICATION.

         (a) From and after the Effective Time, the Resulting Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of Geon or any of its subsidiaries or Hanna or any of its subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of Geon or any of its subsidiaries or Hanna or any of its subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by Geon or any of its subsidiaries or Hanna or any of its subsidiaries ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) the Resulting Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Resulting Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Resulting Corporation will cooperate in the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to the Resulting Corporation and the Indemnified Party; PROVIDED, HOWEVER, that the Resulting


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

Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Resulting Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. In addition, from and after the Effective Time, directors and officers of Geon or Hanna who become directors or officers of the Resulting Corporation will be entitled to indemnification under the Resulting Corporation's articles of incorporation and regulations, as the same may be amended from time to time in accordance with their terms and applicable law.

         (b) In the event that the Resulting Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Resulting Corporation assume the obligations set forth in this Section 5.7.

         (c) For six years after the Effective Time, the Resulting Corporation shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Geon's and Hanna's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of the policies of Geon and Hanna in effect on the date hereof; PROVIDED, HOWEVER, that in no event shall the Resulting Corporation be required to pay aggregate premiums for insurance under this Section 5.7(c) in excess of 200% of the aggregate premiums paid by Geon and Hanna in 1999 for such purpose; PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Resulting Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Resulting Corporation, for a cost up to but not exceeding such amount. In addition, for six years after the Effective Time, the Resulting Corporation shall maintain in effect fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 5.7(a) with coverages and in amounts no less favorable than those of the policies of Geon and Hanna in effect on the date hereof.

         (d) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         Section 5.8. FEES AND EXPENSES.

         (a) Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Consolidation, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Consolidation is consummated, except that each of Hanna and Geon shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees).

         (b) If (i) this Agreement is terminated by Geon pursuant to Section 7.1(g), then, immediately prior to such termination, Geon shall pay Hanna a fee equal to $25 million (the "Geon Termination Fee"), payable by wire transfer of same day funds, (ii)(x) a Geon

Takeover Proposal shall have been made known to Geon or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Geon Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Geon Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Geon or Hanna pursuant to Section 7.1(b)(ii), and (z) within 18 months of such termination Geon or any of its subsidiaries enters into any Geon Acquisition Agreement or consummates any Geon Takeover Proposal (for the purposes of the foregoing proviso the terms "Geon Acquisition Agreement" and "Geon Takeover Proposal" shall have the meanings assigned to such terms in
Section 4.2 except that the references to "15%" in the definition of "Geon Takeover Proposal" in Section 4.2(a) shall be deemed to be references to "35%" and "Geon Takeover Proposal" shall only be deemed to refer to a transaction involving Geon, or with respect to assets (including the shares of any subsidiary) Geon and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), then Geon shall pay Hanna the Geon Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Geon Acquisition Agreement or the consummation of a Geon Takeover Proposal, or (iii) this Agreement is terminated by Hanna pursuant to Section 7.1(e), then Geon shall pay Hanna the Geon Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Geon acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Hanna would not enter into this Agreement.

         (c) If (i) this Agreement is terminated by Hanna pursuant to Section 7.1(d), then, immediately prior to such termination, Hanna shall pay Geon a fee equal to $25 million (the "Hanna Termination Fee"), payable by wire transfer of same day funds, (ii) (x) an Hanna Takeover Proposal shall have been made known to Hanna or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Hanna Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Hanna Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Geon or Hanna pursuant to Section 7.1(b)(iii), and (z) within 18 months of such termination Hanna or any of its subsidiaries enters into any Hanna Acquisition Agreement or consummates any Hanna Takeover Proposal (for the purposes of the foregoing proviso the terms "Hanna Acquisition Agreement" and "Hanna Takeover Proposal" shall have the meanings assigned to such terms in Section 4.3 except that the references to "15%" in the definition of "Hanna Takeover Proposal" in Section 4.3(a) shall be deemed to be references to "35%" and "Hanna Takeover Proposal" shall only be deemed to refer to a transaction involving Hanna, or with respect to assets (including the shares of any subsidiary) Hanna and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), then Hanna shall pay Geon the Hanna Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of an Hanna Acquisition Agreement or the consummation of an Hanna Takeover Proposal, or
(iii) this Agreement is terminated by Geon pursuant to Section 7.1(h), then Hanna shall pay Geon the Hanna Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Hanna acknowledges that the agreements contained in this Section 5.8(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Geon would not enter into this Agreement.

         (d) If this Agreement is terminated at such time that this Agreement is terminable pursuant to either (but not both) of Section 7.1(c) or Section 7.1(f), then the party whose representations or warranties are inaccurate or who has breached its covenants or other agreements contained in this Agreement shall promptly (but not later than two business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Consolidation or the other transactions contemplated by this Agreement) not to exceed $2 million in the aggregate ("Out-of-Pocket Expenses"); PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its Out-of-Pocket Expenses (which shall be paid as specified above and shall not be limited to $2 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

         Section 5.9. PUBLIC ANNOUNCEMENTS. Hanna and Geon will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Consolidation, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         Section 5.10. AFFILIATES. Not less than 45 days prior to the Effective Time, each party shall deliver to the other party a list of names and addresses of each person who, in such party's reasonable judgment, is an affiliate (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act) of such party. Each party shall provide the other party such information and documents as such other party shall reasonably request for purposes of reviewing such list. Each party shall deliver or cause to be delivered to the other party, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.10, executed by each of the affiliates of such party identified in the foregoing list. The Resulting Corporation shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of Resulting Corporation Shares to be received by the affiliates of Hanna and Geon pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Resulting Corporation Shares, consistent with the terms of such letters.

         Section 5.11. NYSE LISTING. The parties shall use their reasonable best efforts to cause Resulting Corporation Shares issuable to Hanna's and Geon's stockholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

         Section 5.12. STOCKHOLDER LITIGATION. Each of Geon and Hanna shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Geon or Hanna, as applicable, and its directors relating to the transactions contemplated by this Agreement.

         Section 5.13. TAX TREATMENT. Each of Hanna and Geon shall use reasonable best efforts to cause the Consolidation to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c), including, without limitation, forbearing from taking any action that would cause the Consolidation not to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

         Section 5.14. STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. Except as provided in Section 4.2 or 4.3, during the period from the date of this Agreement through the Effective Time, neither Geon nor Hanna shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party, other than (a) the Confidentiality Agreement, pursuant to its terms or by written agreement of the parties thereto (b) confidentiality agreements under which Geon or Hanna, as the case may be, does not provide any confidential information to third parties or (c) standstill agreements that do not relate to the equity securities of Geon or any of its subsidiaries or Hanna or any of its subsidiaries, as the case may be. Except as provided in Section 4.2 or 4.3, during such period, Geon or Hanna, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         Section 5.15. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

         (a) Geon shall adopt such amendments to the Geon Benefit Plans as reasonably requested by Hanna as may be necessary in order to ensure that the Geon Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of Geon and Geon subsidiaries following the Effective Time. With respect to any Geon Common Stock held by any Geon Benefit Plan as of the date of this Agreement or thereafter, Geon shall take all actions necessary or appropriate (including such actions as are reasonably requested by Hanna) to ensure that all participant voting procedures contained in the Geon Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

         (b) Hanna shall adopt such amendments to the Hanna Benefit Plans as reasonably requested by Geon as may be necessary in order to ensure that the Hanna Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of Hanna and Hanna subsidiaries following the Effective Time. With respect to any Hanna Common Stock held by any Hanna Benefit Plan as of the date of this Agreement or thereafter, Hanna shall take all actions necessary or appropriate (including such actions as are reasonably requested by Geon) to ensure that all participant voting procedures contained in the Hanna Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

         (c) The Resulting Corporation shall honor and assume all obligations under Hanna Benefit Plans, Geon Benefit Plans and all written employment agreements, severance agreements and other similar agreements with employees of Hanna and Geon as in effect on the date of this Agreement, including without limitation, the employment agreements entered into between Hanna and Phillip D. Ashkettle and between Geon and Thomas A. Waltermire.

         (d) Within the time period permitted under ERISA Section 4043, Geon shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Geon Benefit Plan, and Hanna shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Hanna Benefit Plan.

         Section 5.16. RESULTING CORPORATION CORPORATE OFFICE. Promptly after the date hereof, Hanna and Geon will undertake a study to determine a new location for the Resulting Corporation's corporate offices for its senior executive officers.

         Section 5.17. POST-CONSOLIDATION BOARD OF DIRECTORS AND OFFICERS.

         (a) As of the Effective Time, the persons serving on the Board of Directors of the Resulting Corporation will be Phillip D. Ashkettle, James K. Baker, Gale Duff-Bloom, J. Douglas Campbell, Wayne R. Embry, Robert A. Garda, Gordon D. Harnett, David M. Hoag, Marvin L. Mann, D. Larry Moore, Thomas A. Waltermire and Farah M. Walters, and such persons will hold office until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Resulting Corporation's regulations set forth as Exhibit B hereto. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of the Resulting Corporation after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead.

         (b) As of the Effective Time, the Chairman and Chief Executive Officer of the Resulting Corporation will be Phillip D. Ashkettle, the President and Chief Operating Officer of the Resulting Corporation will be Thomas A. Waltermire, and the senior officers of the Resulting Corporation will be those individuals recommended to the Board of Directors of the Resulting Corporation by the Chairman and Chief Executive Officer and the President and Chief Operating Officer of the Resulting Corporation, and such persons will hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Resulting Corporation's regulations set forth as Exhibit B hereto.

         Section 5.18. SECTION 16(B). (a) Hanna and Geon shall take all such steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of Hanna or Geon (including derivative securities) or acquisitions of the Resulting Corporation equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Hanna or Geon or (b) at the Effective Time, will become a director or officer of the Resulting Corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         Section 5.19. CONSOLIDATION CORP. Promptly after the date of this Agreement, Hanna and Geon shall cause Consolidation Corp. to (i) be duly organized, (ii) issue one common share to each of Geon and Hanna in exchange for payment of the par value thereof, or, if such common shares do not have a par value, for $1 per common share, which payment Hanna and Geon shall timely make to Consolidation Corp., (iii) duly and validly approve and take all corporate action required to be taken by the Board of Directors and shareholders of Consolidation Corp. under the OGCL for the consummation of the transactions contemplated by this Agreement and (iv) take all necessary action so that no Takeover Statute is applicable to the Consolidation and the other transactions contemplated by this Agreement.

                                   ARTICLE 6.

                              CONDITIONS PRECEDENT

         Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CONSOLIDATION. The respective obligation of each party to effect the Consolidation is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) STOCKHOLDER APPROVALS. Each of the Geon Stockholder Approval and the Hanna Stockholder Approval shall have been obtained.

         (b) GOVERNMENTAL AND REGULATORY APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Geon, Hanna or any of their subsidiaries or Consolidation Corp. to consummate the Consolidation and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Resulting Corporation, shall have been obtained in form and substance reasonably satisfactory to each of Hanna and Geon.

         (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Consolidation or (ii) which otherwise is reasonably likely to have a material adverse effect on the Resulting Corporation; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (e) NYSE LISTING. Resulting Corporation Shares issuable to Hanna's and Geon's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

         (f) HSR ACT. The waiting or similar period (including any extension thereof) applicable to the consummation of the Consolidation under the HSR Act, and any Foreign Antitrust Law shall have expired or been terminated.

         (g) CONSOLIDATION CORP. Consolidation Corp. shall have been duly organized and shall have duly and validly approved and taken all corporate action required to be taken by the Board of Directors and shareholders of Consolidation Corp. under the OGCL for the consummation of the transactions contemplated by this Agreement.

         Section 6.2. CONDITIONS TO OBLIGATIONS OF HANNA. The obligation of Hanna to effect the Consolidation is further subject to satisfaction or waiver of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Geon set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Geon.

         (b) PERFORMANCE OF OBLIGATIONS OF GEON. Geon shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) TAX OPINION. Hanna shall have received from Jones, Day, Reavis & Pogue, counsel to Hanna, an opinion dated as of the Closing Date, to the effect that the Consolidation will constitute a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code, that Hanna, Geon, Consolidation Corp. and the Resulting Corporation will each be a party to such reorganization within the meaning of Section 368(b) of the Code, that none of Hanna, Geon, Consolidation Corp. or the Resulting Corporation will recognize any gain or loss for United States federal income tax purposes as a result of the effectiveness of the Consolidation, and that no stockholder of Hanna will recognize any gain or loss for United States federal income tax purposes as a result of exchanging his shares of Hanna Common Stock for Resulting Corporation Shares (excluding any fractional Resulting Corporation Share converted upon the Consolidation into cash) upon the effectiveness of the Consolidation. In rendering such opinion, counsel for Hanna may require delivery of, and rely upon, the Tax Certificates.

         (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Geon; PROVIDED, HOWEVER, that this condition shall no longer be applicable following the Hanna Stockholder Approval.

         Section 6.3. CONDITIONS TO OBLIGATIONS OF GEON. The obligation of Geon to effect the Consolidation is further subject to satisfaction or waiver of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hanna set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Hanna.

         (b) PERFORMANCE OF OBLIGATIONS OF HANNA. Hanna shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) TAX OPINION. Geon shall have received from Thompson Hine & Flory LLP counsel to Geon, an opinion dated as of the Closing Date, to the effect that the Consolidation will constitute a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code, that Hanna, Geon, Consolidation Corp. and the Resulting Corporation will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and that none of Geon, Hanna, Consolidation Corp. or the Resulting Corporation will recognize any gain or loss for United States federal income tax purposes as a result of the effectiveness of the Consolidation, and that no stockholder of Geon will recognize any gain or loss for United States federal income tax purposes as a result of exchanging his shares of Geon Common Stock for Resulting Corporation Shares (excluding any fractional Resulting

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

Corporation Share converted upon the Consolidation into cash) upon the effectiveness of the Consolidation. In rendering such opinion, counsel for Geon may require delivery of, and rely upon, the Tax Certificates.

         (d) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Hanna; PROVIDED, HOWEVER, that this condition shall no longer be applicable following the Geon Stockholder Approval.

         Section 6.4. FRUSTRATION OF CLOSING CONDITIONS. Neither Hanna nor Geon may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Consolidation and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.5.

                                   ARTICLE 7.

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Geon Stockholder Approval or the Hanna Stockholder Approval:

                  (a) by mutual written consent of Hanna and Geon;

                  (b) by either Hanna or Geon:

                  (i) if the Consolidation shall not have been consummated by November 30, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Consolidation to be consummated by such time;

                  (ii) if the Geon Stockholder Approval shall not have been obtained at a Geon Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof,

                  (iii) if the Hanna Stockholder Approval shall not have been obtained at an Hanna Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or

                  (iv) if any Restraint having any of the effects set forth in
         Section 6.1(c) shall be in effect and shall have become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

         (c) by Hanna, if any representations or warranty of Geon shall be inaccurate or Geon shall have breached or failed to perform any of its covenants or other agreements


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

contained in this Agreement, which inaccuracy, breach or failure to perform would give rise to a material adverse change relating to Geon and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Geon;

         (d) by Hanna in accordance with Section 4.3(b); PROVIDED, HOWEVER, that, in order for the termination of this Agreement pursuant to this Section 7.1(d) to be deemed effective, Hanna shall have complied with all provisions contained in Section 4.3, including the notice provisions therein, and the applicable requirements, including the payment of the Hanna Termination Fee, of
Section 5.8;

         (e) by Hanna if (i) the Board of Directors of Geon or any committee thereof shall have withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Hanna, its approval or recommendation of the Consolidation or this Agreement, or approved or recommended any Geon Takeover Proposal or (ii) the Board of Directors of Geon shall have resolved to do any of the foregoing;

         (f) by Geon, if any representation or warranty of Hanna shall be inaccurate or Hanna shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform would give rise to a material adverse change relating to Hanna and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Hanna;

         (g) by Geon in accordance with Section 4.2(b); PROVIDED, HOWEVER, that, in order for the termination of this Agreement pursuant to this Section 7.1(g) to be deemed effective, Geon shall have complied with all provisions of Section 4.2, including the notice provisions therein, and the applicable requirements, including the payment of the Geon Termination Fee, of Section 5.8; or

         (h) by Geon if (i) the Board of Directors of Hanna or any committee thereof shall have withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Geon, its approval or recommendation of the Consolidation or this Agreement, or approved or recommended any Hanna Takeover Proposal or (ii) the Board of Directors of Hanna shall have resolved to do any of the foregoing.

         Section 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Geon or Hanna as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Hanna or Geon, other than the provisions of Section 3.1(u), Section 3.2(u), the last sentence of Section 5.4, Section 5.8, Section 5.9, this Section 7.2 and Article 8, which provisions will survive such termination; PROVIDED, HOWEVER, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         Section 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after the Geon Stockholder Approval or the Hanna Stockholder Approval; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Geon or Hanna without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         Section 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require, in the case of Hanna or Geon, action by its Board of Directors or, with respect to any amendment to this Agreement, action by its Board of Directors or any duly authorized committee of its Board of Directors to the extent permitted by law.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

         Section 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 8.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)      if to Hanna, to:     M. A. Hanna Company
                                        Suite 36-5000
                                        200 Public Square
                                        Cleveland, Ohio 44114-2305
                                        Telecopy No.:  (216) 589-4034
                                        Attention:  General Counsel

                   with a copy to:      Jones, Day, Reavis & Pogue
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio 44114
                                        Telecopy No.: (216) 579-0212
                                        Attention: Lyle G. Ganske, Esquire



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

          (b)      if to Geon, to:      The Geon Company
                                        One Geon Center
                                        Avon Lake, Ohio 44012-0122
                                        Telecopy No.:  (440) 930-1002
                                        Attention:  Chief Legal Officer

                   with a copy to:      Thompson Hine & Flory LLP
                                        1900 Key Center
                                        127 Public Square
                                        Cleveland, Ohio   44114
                                        Telecopy No.:  (216) 566-5800
                                        Attention:  Thomas A. Aldrich, Esquire

         Section 8.3. DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

         (b) "knowledge" of any person which is not an individual means the knowledge of one or more of such person's directors or executive officers;

         (c) "material adverse change" or "material adverse effect" means, when used in connection with any person, (i) any change, effect, event, occurrence or state of facts that, after considering any insurance coverage and any reserves provided for in such person's financial statements, is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (A) relating to the economy or securities markets of the United States or any other region in general or (B) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (ii) any change, effect, event, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of such party to perform its obligations under this Agreement, and the terms "material" and "materially" have correlative meanings;

         (d) "material contract" has the meaning set forth in Item 601(b)(10) of Regulation S-K of the SEC

         (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

         (f) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and, in the case of Geon, also means each of the joint ventures listed on Section 8.3(f) of the Geon Disclosure Schedule.

         Section 8.4. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         Section 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         Section 8.6. ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2, Section 5.6 and Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

         Section 8.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MATTER SET FORTH IN THIS AGREEMENT THAT RELATES TO ACTIONS TO BE TAKEN UNDER THE DGCL, SUCH MATTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE DGCL.

         Section 8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.9. CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Ohio or any Ohio state court, in either case located in the Northern District of Ohio, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Ohio or an Ohio state court, in either case located in the Northern District of Ohio.

         Section 8.10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                  * * * * * * *




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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Consolidation to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    THE GEON COMPANY


                                    By:       /S/ THOMAS A. WALTERMIRE
                                       ---------------------------------
                                       Name: Thomas A. Waltermire
                                       Title: Chairman, Chief Executive
                                              Officer and President

                                    M. A. HANNA COMPANY


                                    By:      /S/  PHILLIP D. ASHKETTLE
                                       ---------------------------------
                                       Name: Phillip D. Ashkettle
                                       Title: Chairman, Chief Executive
                                              Officer and President



                                       54